Exhibit 99.1

PTC Therapeutics Announces Pricing of Convertible Notes Offering to Refinance 2026 Convertible Notes

–	Refinancing transaction with proceeds to be utilized to repurchase or repay the 2026 convertible notes prior to or at maturity –

–	Offering made at 0% interest with conversion price of $107.48, a 40% premium over the closing price on June 15, 2026 -

WARREN, N.J., June 15, 2026 – PTC Therapeutics, Inc., (NASDAQ: PTCT) today announced the pricing of $500.0 million aggregate principal amount of 0% Convertible Senior Notes due 2031 (the “Notes”) in a private placement (the “Offering”) to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). PTC also granted the initial purchasers an option to purchase, within the 13-day period beginning on, and including, the date on which the Notes are first issued, up to an additional $50.0 million aggregate principal amount of Notes from PTC. The sale of the Notes is expected to close on June 18, 2026, subject to the satisfaction of customary closing conditions.

The Notes will be general senior unsecured obligations of PTC, and will not bear regular interest and the principal amount of the Notes will not accrete. The Notes will mature on June 15, 2031, unless earlier converted, repurchased or redeemed.

PTC estimates that the net proceeds from the Offering will be approximately $486.8 million (or approximately $535.5 million if the initial purchasers exercise their option to purchase additional Notes in full), after deducting the initial purchasers’ discounts and commissions and estimated offering expenses payable by PTC.

PTC expects to use approximately $328.8 million of the net proceeds from the Offering to repurchase for cash $222.0 million in aggregate principal amount of its 1.5% Convertible Senior Notes due 2026 (the “2026 Notes”) pursuant to the concurrent note repurchase transactions described below. Given the dynamics of the Offering, PTC will not use any proceeds of the Offering to repurchase, concurrently with the Offering, shares of its common stock sold short by initial investors in the Offering. The remaining net proceeds from the Offering will be used for general corporate purposes, which may include additional repurchases of the 2026 Notes from time to time following the Offering and the repayment or retirement of any remaining 2026 Notes at maturity.

Prior to the close of business on the business day immediately preceding March 15, 2031, holders will have the right to convert their Notes only upon the satisfaction of specified conditions and during certain periods. On or after March 15, 2031 until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert all or any portion of their Notes at any time. Upon conversion, PTC will pay or deliver, as the case may be, cash, shares of its common stock or a combination of cash and shares of its common stock, at its election.

The conversion rate for the Notes will initially be 9.3042 shares of PTC’s common stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $107.48 per share of PTC’s common stock). The initial conversion price represents a premium of approximately 40% over the closing price of $76.77 per share of PTC’s common stock on the Nasdaq Global Select Market on June 15, 2026.

PTC may not redeem the Notes prior to June 20, 2029. On or after June 20, 2029, PTC may redeem for cash all or any portion of the Notes, at its option, if the last reported sale price of PTC’s common stock has been at least 130% of the conversion price for the Notes then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which PTC provides written notice of redemption at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid special interest, if any, to, but excluding, the redemption date. No sinking fund is provided for the Notes, which means PTC is not required to redeem or retire the Notes periodically.

If PTC undergoes a “fundamental change” (as defined in the indenture that will govern the Notes), then, subject to certain conditions and limited exceptions, holders may require PTC to repurchase for cash all or any portion of their Notes at a fundamental change repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid special interest, if any, to, but excluding, the fundamental change repurchase date. In addition, following certain corporate events that occur prior to the maturity date or if PTC delivers a notice of redemption, PTC will, in certain circumstances, increase the conversion rate for a holder who elects to convert its Notes in connection with such a corporate event or notice of redemption, as the case may be.

Concurrently with the pricing of the Notes in the Offering, PTC entered into private negotiated transactions with certain holders of the 2026 Notes to repurchase for a total repurchase cost (including accrued and unpaid interest) of approximately $328.8 million in cash $222.0 million in aggregate principal amount of the 2026 Notes on terms negotiated with each holder. This press release is not a notice of redemption or an offer to repurchase the 2026 Notes, and the Offering of the Notes is not contingent upon the repurchase of any of the 2026 Notes.

In connection with any repurchase of the 2026 Notes, PTC expects that holders of the 2026 Notes who agreed to have their 2026 Notes repurchased may enter into or unwind various derivatives with respect to PTC’s common stock and/or purchase shares of PTC’s common stock concurrently with or shortly after the pricing of the 2026 Notes. In particular, PTC expects that certain holders of the 2026 Notes employ a convertible arbitrage strategy with respect to the 2026 Notes and have a short position with respect to PTC’s common stock that they will close out through purchases of PTC’s common stock and/or the unwinding of various derivatives with respect to PTC’s common stock, as the case may be, in connection with PTC’s repurchase of the 2026 Notes. This activity could increase (or reduce the size of any decrease in) the market price of PTC’s common stock, which may also affect the trading price of the Notes at that time. This activity may have affected the market price of PTC’s common stock prior to, concurrently with or shortly after the pricing of the Notes, and could result in a higher effective conversion price of the Notes. PTC cannot predict the magnitude of such market activity or the overall effect it will have on the price of the Notes or PTC’s common stock.

The Notes were only offered by means of a private offering memorandum. The offer and sale of the Notes and any shares of PTC’s common stock issuable upon conversion of the Notes have not been, and will not be, registered under the Securities Act or any other securities laws, and the Notes and any such shares cannot be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any other applicable securities laws.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, the Notes or any shares of PTC’s common stock issuable upon conversion of the Notes, nor will there be any sale of the Notes or any such shares, in any state or other jurisdiction in which such offer, sale or solicitation would be unlawful.

About PTC Therapeutics, Inc.

PTC is a global biopharmaceutical company dedicated to the discovery, development and commercialization of clinically differentiated medicines for children and adults living with rare disorders. PTC is advancing a robust and diversified pipeline of transformative medicines as part of its mission to provide access to best-in-class treatments for patients with unmet medical needs. The company’s strategy is to leverage its scientific expertise and global commercial infrastructure to optimize value for patients and other stakeholders.

For more information please contact:

Investors:
Ellen Cavaleri
+1 (615) 618-8228
ecavaleri@ptcbio.com

Media:
Jeanine Clemente
+1 (908) 912-9406
jclemente@ptcbio.com

Cautionary Note Regarding Forward-Looking Statements:

The press release contains information about future expectations, plans and prospects of PTC’s management that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995, including statements with respect to PTC’s expectations to complete the Offering of the Notes, its use of proceeds from the Offering and the effect of the concurrent note repurchase. There can be no assurance that PTC will be able to complete the notes offering on the anticipated terms, or at all. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors including, but not limited to, the terms of the Notes and the Offering, risks and uncertainties related to whether or not PTC will consummate the Offering, the impact of general economic, industry, market or political conditions and other factors that are discussed in PTC’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and other documents periodically filed with the Securities and Exchange Commission.

In addition, the statements in this press release represent PTC’s expectations and beliefs as of the date of this press release. PTC anticipates that subsequent events and developments may cause these expectations and beliefs to change. However, while PTC may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing PTC’s expectations or beliefs as of any date subsequent to the date of this press release.